STATEMENT TO NOTEHOLDERS	EXHIBIT 99.2

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BM1)	$20,768,956.50
per $1,000 original principal balance	$91.776211

(b) Class A-2 Notes (CUSIP No. 149114 BN9)	$587,828.60
per $1,000 original principal balance	4.110690

(c) Class A-3 Notes (CUSIP No. 149114 BP4)	$0.00
per $1,000 original principal balance	$0.000000

(d) Class B Notes (CUSIP No. 149114 BQ2)	$0.00
per $1,000 original principal balance	$0.000000

(f) Total	$21,356,785.10

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BM1)	$21,277.45
per $1,000 original principal balance	$0.094023

(b) Class A-2 Notes (CUSIP No. 149114 BN9)	$148,958.33
per $1,000 original principal balance	$1.041667

(c) Class A-3 Notes (CUSIP No. 149114 BP4)	$393,558.33
per $1,000 original principal balance	$1.383333

(d) Class B Notes (CUSIP No. 149114 BQ2)	$32,158.33
per $1,000 original principal balance	$1.891667

(f) Total	$595,952.45

(iii) (a) Aggregate Contract Balance at end of related collection period	$455,245,154.99
(b)Note Value at end of related collection period	$454,155,367.61

(iv) After giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$0.00
(2) Class A-1 Note Pool Factor	-

(b) (1) outstanding principal amount of Class A-2 Notes	$142,412,171.40
(2) Class A-2 Note Pool Factor	1.00

(c) (1) outstanding principal amount of Class A-3 Notes	$284,500,000.00
(2) Class A-3 Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class B Notes	$17,000,000.00
(2) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$396,260.13

(vi) Amount of Administration fee being paid	$500.00

(vii) Aggregate Amount of Realized Losses for Collection Period	$113,966.81

(viii) Aggregate Purchase Amounts for Collection Period	$0.00

(ix) Balance of Reserve Account at end of related Collection Period	$15,323,471.91

(x) Specified Reserve Account Balance at end of related Collection Period	$15,323,471.91